UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2315 Broadway

New York, New York 10024

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 874-8282

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 24, 2008, The Princeton Review, Inc., a Delaware corporation (the “Company”) completed its previously announced plan to acquire The Princeton Review franchises in several southern California locations, Utah and New Mexico (collectively, the “Franchises”) pursuant to the following definitive agreements (collectively, the “Acquisition Agreements”):

1. An Agreement and Plan of Reorganization (the “Merger Agreement”) by and among the Company, TPR SoCal I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Sub I”), TPR SoCal, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Sub II”), The Princeton Review of Orange County, Inc., a California corporation (the “Target”) and Paul Kanarek, the sole stockholder of the Target (“PK”);

2. A Franchise and Asset Sale Agreement (the “LeComp Agreement”) by and among the Company, Sub II, LeComp Co., Inc., a California corporation (“LeComp”) and Lloyd Eric Cotsen, the sole stockholder of LeComp (“LEC”); and

3. A Franchise and Asset Sale Agreement (the “Kanarek Agreement”) by and among the Company, Sub II and PK.

The Merger Agreement

Pursuant to the Merger Agreement, Sub I merged with and into the Target, with the Target surviving, followed by a merger of the Target with and into Sub II, with Sub II continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).

The consideration paid at the effective time of the Merger to PK (the “Merger Consideration”) consisted of 719,149 shares of the common stock, $0.01 par value per share, of the Company (the “Company Common Stock”), and $6,646,115.74 in cash, of which $4,646,115.74 was paid immediately and $2,000,000 was placed in escrow with an escrow agent to satisfy certain claims that may arise under the Merger Agreement.

The parties intend that the Merger will be treated as a tax-free reorganization for federal income tax purposes under Section 368(a)(i)(A) of the Internal Revenue Code of 1986, as amended.

The shares of Company Common Stock issued as Merger Consideration were issued in reliance on the exemption from the federal securities registration requirement provided by section 4(2) of the Securities Act of 1933, as amended, and any applicable rules promulgated thereunder.

Target and PK have made customary representations, warranties and covenants with respect to the Franchises in the Merger Agreement. The Company and PK have each agreed to indemnify the other party from and against, among other things, various claims, damages and liabilities that may be incurred as a result of breaches of representations or warranties under the Merger Agreement, subject to limitations as set forth in the Merger Agreement.

The LeComp Agreement

Pursuant to the LeComp Agreement, the Company purchased and LeComp sold that certain Franchise Agreement, dated as of August 5, 2005, by and between the Company and LeComp (the “LeComp Franchise Agreement”). Pursuant to the LeComp Agreement, the Company also assumed certain liabilities relating to the business of LeComp which exploits the LeComp Franchise Agreement and LeComp and LEC executed a Noncompetition Agreement.

The consideration paid at the closing (which was the same time as the effective time of the Merger) was $17,000,000 in cash (less an adjustment for certain fees payable under the franchise agreements related to the business of the Franchises).

The Kanarek Agreement

Pursuant to the Kanarek Agreement, the Company purchased and PK sold (i) that certain Franchise Agreement governing franchises located in Southern California, dated as of September 30, 2005, by and between the Company and PK, (ii) that certain Franchise Agreement governing franchises located in New Mexico, dated as of September 30, 2005, by and between the Company and PK, and (iii) that certain Franchise Agreement governing franchises located in Utah, dated as of September 30, 2005, by and between the Company and PK (collectively, the “PK Franchise Agreements”). Pursuant to the Kanarek Agreement, PK also executed a Noncompetition Agreement.

The consideration paid at the closing (which was the same time as the effective time of the Merger) was $1,753,871 in cash (less an adjustment for certain fees payable under the franchise agreements related to the business of the Franchises).

Press Release

A copy of the press release announcing the closing of the transaction contemplated by the Acquisition Agreements is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 2.01 of this Current Report on Form 8-K with respect to the 719,149 shares of the Company Common Stock issued to PK is hereby incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

99.1	Press release dated July 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Dated: July 25, 2008
/s/ Neal S. Winneg
	Name:	Neal S. Winneg
	Title:	Executive Vice President, Secretary and General Counsel

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